Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Express, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, of our report dated March 25, 2010, except with respect to our opinion on the consolidated financial statements as it relates to changes resulting from the conversion from a limited liability company to a corporation as discussed in Note 1 and the guarantor subsidiaries condensed financial information as discussed in Note 16, as to which the date is August 5, 2010, relating to the financial statements of Express, Inc., which appears in the Registration Statement on Form S-1/A (No. 333-170499). We also consent to the references to us under the headings “Experts”, “Summary Historical Consolidated Financial and Operating Data,” and “Selected Historical Consolidated Financial and Operating Data,” in the Registration Statement on Form S-1/A (No. 333-170499) incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

December 9, 2010